SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

May 14, 2002

Date of Report (date of earliest event reported)

Occam Networks, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-30741	77-0442752

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

77 Robin Hill Road
Santa Barbara, California 93117

(Address of principal executive offices)

(805) 692-2900

(Registrant’s telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

As reported on the Form 8-K filed by Occam Networks, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission on May 24, 2002, (the “Prior Report”), Accelerated Networks, Inc., a Delaware corporation (“Accelerated Networks”), acquired Occam Networks Inc., a California corporation (“Occam CA”). After the completion of the merger, Accelerated Networks filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of Delaware in order to change the name of the corporation to “Occam Networks, Inc.” In connection with the change of the Registrant’s name to “Occam Networks, Inc.”, the Registrant caused the trading symbol for its common stock to be changed from “ACCL” to “OCCM.” Occam CA also filed an amendment to its articles of incorporation following the merger to change its name to “Occam Networks (California), Inc.”

This current report on Form 8-K/A amends the Registrant’s Prior Report by including unaudited condensed balance sheets of Occam CA as of March 31, 2002 and December 31, 2001, and the related condensed statements of operations and cash flows for the three month periods ended March 31, 2002 and 2001 and the notes related thereto. These unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to such rules and regulations. These unaudited financial statements should be read in conjunction with the audited financial statements and the notes thereto included on pages F-28 to F-45 of the registration statement filed by Accelerated Networks on Form S-4 (File No. 333-75816).

OCCAM NETWORKS (CALIFORNIA) INC.

BALANCE SHEETS
(in thousands)
(unaudited)

	As of
	March 31, 2002	December 31, 2001
Assets
Current assets:
Cash and cash equivalents	$325	$6,639
Accounts receivable	40	59
Inventory	380	345
Prepaid and other current assets	532	666
Deferred merger related costs	757	660

Total current assets	2,034	8,369
Property and equipment, net	3,722	3,940
Other assets	244	282

Total assets	$6,000	$12,591

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Note payable to Accelerated Networks	$2,000	$—
Accounts payable	1,552	2,399
Accrued payroll and related liabilities	523	890
Accrued expenses	462	372
Capital lease obligations, current	521	501
Deferred revenue	—	42

Total current liabilities	5,058	4,204
Capital lease obligations, long-term portion	1,301	1,439

Total liabilities	6,359	5,643

Commitments and contingencies
Shareholders’ equity (deficit):
Series A preferred stock, no par value, 6,975 shares authorized; 6,975 issued and outstanding at March 31, 2002 and December 31, 2001; liquidation preference of $6,975 at March 31, 2002	6,946	6,946
Series B preferred stock, no par value, 20,000 shares authorized; 18,141 issued and outstanding at March 31, 2002 and December 31, 2001; liquidation preference of $30,840 at March 31, 2002	30,753	30,753
Common stock, no par value, 85,000 shares authorized; 7,018 and 6,997 shares issued and outstanding at March 31, 2002 and December 31, 2001	10,671	9,526
Series B preferred stock warrants	187	187
Deferred compensation	(7,806)	(7,200)
Note receivable from shareholder	(50)	(50)
Accumulated deficit	(41,060)	(33,214)

Total shareholders’ equity (deficit)	(359)	6,948

Total liabilities and shareholders’ equity (deficit)	$6,000	$12,591

The accompanying notes are an integral part of these financial statements.

OCCAM NETWORKS (CALIFORNIA) INC.

STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2002	March 31, 2001
Sales	$55	$—
Cost of sales	137	—

Gross loss	(82)	—

Operating expenses:(1)
Research and development	4,933	2,841
Sales and marketing	1,436	833
General and administrative	1,333	1,194

Total operating expenses	7,702	4,868

Loss from operations	(7,784)	(4,868)
Interest income (expense), net	(62)	151

Net loss	$(7,846)	$(4,717)

Net loss per share, basic and diluted	$(2.11)	$(2.79)

Weighted average shares basic and diluted	3,719	1,689

(1)	Amortization of deferred stock-based compensation included in:

Research and development	$293	$155
Sales and marketing	66	43
General and administrative	182	17

	$541	$215

The accompanying notes are an integral part of these financial statements.

OCCAM NETWORKS (CALIFORNIA) INC.

STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31, 2002	March 31, 2001
Operating activities:
Net loss	$(7,846)	$(4,717)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	516	309
Amortization of deferred stock-based compensation	541	215
Amortization of deferred financing costs	6	6
Change in other assets	32	(210)
Accrued interest expense on convertible promissory notes to shareholders	—	5
Changes in current assets and liabilities:
Accounts receivable	19	—
Inventory	(35)	—
Prepaid expenses and other assets	134	15
Deferred merger related costs	(97)	—
Accounts payable	(847)	(585)
Accrued payroll and related liabilities	(367)	57
Accrued expenses and deferred revenue	48	(405)

Net cash used in operating activities	(7,896)	(5,310)
Investing activities:
Purchases of property and equipment	(298)	(735)

Net cash used in investing activities	(298)	(735)
Financing activities:
Proceeds from exercise of stock options	3	10
Repurchases of unvested common stock	(5)	—
Proceeds from issuance of Series B preferred stock, net of issuance costs	—	29,311
Payments of capital lease obligations	(118)	—
Proceeds of loan from Accelerated Networks	2,000	—

Net cash provided by financing activities	1,880	29,321

Decrease in cash and cash equivalents	(6,314)	23,276
Cash and cash equivalents at beginning of period	6,639	409

Cash and cash equivalents at end of period	$325	$23,685

The accompanying notes are an integral part of these financial statements.

OCCAM NETWORKS (CALIFORNIA) INC.

NOTES TO FINANCIAL STATEMENTS
(unaudited)

1.    ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION

Occam Networks Inc. (“Occam CA”) was incorporated on July 16, 1999, in the state of California. Occam CA develops and markets a suite of broadband loop carriers, a simple, cost-effective solution that enables Incumbent Local Exchange Carriers (ILECs) to overcome the limitations of the local loop to profitably deliver a variety of voice and broadband services to their subscribers.

The accompanying interim financial statements have been prepared assuming that Occam CA will continue as a going concern. Since inception in July 1999, Occam CA has experienced operating losses and negative cash flows from operations. As of March 31, 2002, Occam CA had a working capital deficit of $3,027.

As discussed in Note 3, Occam CA entered into a definitive merger agreement with Accelerated Networks, Inc., which closed on May 14, 2002. In connection with the merger, the merged company received $10 million from the sale of series C preferred stock and a $10 million financing commitment from Occam CA investors. Based on current operating plans management believes that the cash proceeds from the sale of the series C preferred stock, the cash available under the financing commitment and the cash of Accelerated Networks available to fund the merged company will be sufficient to meet working capital and capital requirements of the merged company through at least April 2003. Also, management’s plans include increasing revenues through the launch of additional products and controlling costs. There is no assurance that management will be successful in these plans. However, if events and circumstances occur such that the merged company does not meet its current operating plan as expected, the merged company may be required to reduce spending which may have a material adverse effect on the merged company’s ability to achieve its intended business objectives.

Interim Financial Statements

The accompanying financial statements of Occam CA are unaudited and reflect all material adjustments, consisting only of normal recurring adjustments, which in the opinion of management are necessary to fairly state the Occam CA’s financial position, results of operations and cash flows for the interim periods. The results of operations for the current interim periods are not necessarily indicative of results to be expected for the entire fiscal year.

These financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the financial statements and the notes thereto included on pages F-28 to F-45 of the registration statement on Form S-4 filed by Accelerated Networks (file No. 333-75816).

The Company reports its quarterly results based on a thirteen week accounting calendar. Accordingly, the actual quarter end for the first quarter of fiscal 2002 was March 29, 2002. However, for financial presentation purposes, the Company reports its quarterly results as of the last calendar day of the last full month within each quarterly period.

Use of Estimates

In the normal course of preparing financial statements in conformity with generally accepted accounting principles in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.    NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share (in thousands, except per share data):

	Three Months Ended
	March 31, 2002	March 31, 2001
Numerator:
Net loss	$(7,846)	$(4,717)

Denominator (basic and diluted):
Weighted-average shares outstanding	7,003	5,861
Less: Weighted-average common shares subject to repurchase	(3,284)	(4,172)

Weighted-average shares used to compute basic and diluted net loss per share	3,719	1,689

Basic and diluted net loss per share	$(2.11)	$(2.79)

The following table presents common stock equivalents (potential common stock) that are not included in the diluted net loss per share calculation above because their effect would be antidilutive for the periods indicated (shares in thousands):

	Three Months Ended
	March 31, 2002	March 31, 2001
Unvested shares of common stock subject to repurchase	3,135	4,169
Warrants	188	188
Stock options	11,901	3,245
Convertible preferred stock	25,116	25,116

Common stock equivalents	40,340	32,718

In connection with the merger with Accelerated Networks (Note 3), the convertible preferred stock converted to common stock.

3.    BUSINESS COMBINATION

On November 9, 2001, Occam CA entered into a definitive merger agreement with Accelerated Networks pursuant to which the parties agreed to a merger transaction involving the merger of a wholly-owned subsidiary of Accelerated Networks with and into Occam CA, with Occam CA surviving as a wholly-owned subsidiary of Accelerated Networks. The merger agreement was approved by the boards of directors of both Accelerated Networks and Occam CA, and by a special committee of the board of directors of Accelerated Networks. The respective stockholders of each company approved the merger on May 13, 2002. The transaction, which closed on May 14, 2002, will be accounted for using the purchase method of accounting.

Under the terms of the merger agreement, upon the completion of the merger, stockholders of Occam CA received shares of Accelerated Networks common stock for their shares of Occam CA stock, and option holders and warrant holders of Occam CA received options and warrants in Accelerated Networks, collectively representing approximately 64% of the diluted equity of the combined organization. In connection with the merger, the Occam CA received $10 million in cash through the sale of its series C preferred stock and a $10 million financing commitment from certain of Occam CA’s investors. The merger agreement provided that Accelerated Networks could designate one board member on the combined organization’s board of directors and the remaining six seats would be filled by designees of Occam CA. One of Occam CA’s designees previously sat on the Accelerated Networks board and one vacancy remains on the board. Immediately following the merger, a majority of Occam CA’s management was responsible for the day-to-day management of the combined organization. The Registrant has filled several additional management positions since the close of the merger.

On March 18, 2002, Accelerated Networks agreed to loan Occam CA up to $6 million in exchange for a guaranteed promissory note from Occam CA. Pursuant to this note, Occam CA was able to request up to two loan disbursements per month, provided that each disbursement would not exceed $2,000,000. As of March 31, 2002 and May 13, 2002, $2,0000,000 and $5,200,000, respectively, had been advanced to Occam CA under this arrangement. The outstanding principal accrued interest at the prime rate, calculated by the actual number of days elapsed in a 360-day year.

The merger was treated as a reverse acquisition, pursuant to which Occam CA was treated as the acquirer of Accelerated Networks for financial accounting purposes. As such, following the consummation of the merger, the historical financial statements of Occam CA have served as the principal historical financial statements of the combined entity.

(b)  Pro forma financial information.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

As a result of the November 9, 2001 definitive merger agreement, which merger closed on May 14, 2002, Accelerated Networks acquired Occam CA and all of the outstanding common and preferred stock of Occam CA was converted into Accelerated Networks common stock. The following unaudited pro forma combined condensed financial statements sets forth certain historical financial information of Accelerated Networks and Occam CA on an unaudited pro forma basis after giving effect to the merger as a “reverse acquisition” with Occam CA as the acquiror of Accelerated Networks for accounting purposes (see Note 1 to the unaudited pro forma combined condensed financial statements). The acquisition will be accounted for using the purchase method of accounting, and accordingly, the purchase price will be allocated to the tangible and intangible assets of Accelerated Networks acquired, and the liabilities of Accelerated Networks assumed, on the basis of their fair values as of the acquisition date. The unaudited pro forma combined condensed financial statements also reflect the issuance and conversion to common stock of additional Occam CA preferred stock which was issued immediately prior to completion of the merger.

The fiscal years of Occam CA and Accelerated Networks end on December 31. The Occam CA and the Accelerated Networks balance sheets as of March 31, 2002 have been combined as if the merger had occurred on March 31, 2002. For purposes of the pro forma information, the Occam CA and the Accelerated Networks statements of operations for the three-month period ended March 31, 2002 have been combined. The unaudited pro forma combined condensed statement of operations gives effect to the merger as if it had occurred on January 1, 2002.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have actually occurred had the merger been completed at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of future financial position or operating results.

The allocation of the purchase price reflected in the unaudited pro forma combined condensed financial statements is preliminary. The actual purchase price allocation to reflect the fair values of assets acquired and liabilities assumed will be based upon the combined organization management’s evaluation of such assets and liabilities upon completion of the merger. Accordingly, the adjustments included herein will change based upon the final allocation of the total purchase price, as adjusted to reflect the actual assets and liabilities in existence at the date upon which the merger is completed, stock values, the value of the stock options assumed and transaction costs incurred. That allocation may differ significantly from the preliminary allocation included in this report.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the audited consolidated financial statements and related notes of Accelerated Networks and Accelerated Networks Management’s Discussion and Analysis of Financial Condition and Results of Operations and the audited financial statements and related notes of Occam CA and Occam CA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the registration statement on Form S-4 filed by Accelerated Networks (File No. 333-75816).

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

March 31, 2002

	Historical		Adjustments (Note 2)	Pro Forma
	Occam CA	Accelerated Networks		Adjustments	Combined
			(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$325	$22,584	B	$10,000	$32,909
Accounts receivable, net	40	309		—	349
Inventories	380	3,476		—	3,856
Note receivable from Occam CA	—	2,000	F	(2,000)	—
Prepaid expenses and other current assets	1,289	1,208	H	(757)	1,740

Total current assets	2,034	29,577		7,243	38,854
Property and equipment, net	3,722	6,147	A	(6,147)	3,722
Other assets	244	141	J	178	563

Total assets	$6,000	$35,865		$1,274	$43,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable to Accelerated Networks	$2,000	$—	F	$(2,000)	$—
Accounts payable and accrued expenses	2,014	4,068	A,H	1,882	7,964
Accrued payroll and related liabilities	523	273		—	796
Debt obligations, current	521	142		—	663
Deferred revenue	—	274		—	274

Total current liabilities	5,058	4,757		(118)	9,697
Debt obligations, net of current portion	1,301	—		—	1,301

Total liabilities	6,359	4,757		(118)	10,998

Common stock potentially subject to rescission	—	—	B	10,000	10,000
Stockholders’ equity:
Preferred stock	37,699	—	D	(37,699)	—
Common stock	10,671	51	C	(10,580)	142
Additional paid-in capital	—	175,600	E	(106,612)	68,988
Warrants	187	—	J,K	433	620
Deferred compensation	(7,806)	(539)	F	539	(7,806)
Foreign currency translation adjustment	—	(137)	F	137	—
Note receivable from shareholder	(50)	—		—	(50)
Accumulated deficit	(41,060)	(143,867)	G	145,174	(39,753)

Total stockholders’ equity	(359)	31,108		(8,608)	22,141

Total liabilities and stockholders’ equity	$6,000	$35,865		$1,274	$43,139

Other data—pro forma common shares outstanding (Note 3)	32,134	50,900		59,904	142,938

See accompanying notes to unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2002

	Historical		Adjustment (Note 2)	Pro Forma
	Occam CA	Accelerated Networks		Adjustments	Combined
	(in thousands, except per share data)
Net revenue	$55	$702		$—	$757
Cost of revenue	137	1,104	I	(86)	1,155

Gross loss	(82)	(402)		86	(398)
Operating expenses:
Research and product development	4,933	1,623	I	(500)	6,056
Sales and marketing	1,436	723	I	(85)	2,074
General and administrative	1,333	1,577	I	(72)	2,838

Total operating expenses	7,702	3,923		(657)	10,968

Loss from operations	(7,784)	(4,325)		743	(11,366)
Other income, net	(62)	524		—	462

Net loss	$(7,846)	$(3,801)		$743	$(10,904)

Net loss per share:
Basic and diluted (see Note 3)	$(2.11)	$(0.07)

Weighted average shares:
Basic and diluted (see Note 3)	3,719	50,787

Pro forma net loss per share:
Basic and diluted (see Note 3)					$(0.10)

Pro forma weighted average shares:
Basic and diluted (see Note 3)					109,524

See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(in thousands, except per share data)

1.    The Merger

The merger will be treated as a reverse acquisition, pursuant to which Occam CA is treated as the acquirer of Accelerated Networks for financial accounting purposes. Under that method, the purchase price for accounting purposes is established using the fair market value of 50,900 shares of outstanding (as of May 14, 2002) Accelerated Networks common stock of $0.3879, determined using average stock closing prices beginning four days before and ending four days after the announcement of the merger on November 12, 2001, the fair value of assumed options to acquire 8,892 shares of Accelerated Networks common stock and warrants to acquire 200 shares of Accelerated Networks common stock as of May 14, 2002 (calculated using the Black-Scholes valuation model with the following assumptions: risk free interest rate of 4%, a volatility factor of 80%, a contractual life of four years and no dividend yield) and Occam CA’s estimated acquisition-related costs, as follows:

Fair value of Accelerated Networks common stock	$19,743
Fair value of Accelerated Networks options and warrants assumed	1,272
Acquisition-related costs (including $332 included as an adjustment to Accounts payable and accrued liabilities as of March 31, 2002) (Note H)	1,089

Purchase price	$22,104

The unaudited pro forma combined condensed balance sheet and statements of operations are not necessarily indicative of the financial position and operating results that would have been achieved had the merger been completed as of the beginning of the period or as of the date presented. They should not be construed as being a representation of future financial position or operating results of the combined companies. Registrant’s management does not expect significant changes to the preliminary valuation of the transaction. However, the final purchase price allocation could be significantly different from the amounts reflected in the unaudited pro forma combined condensed information. In addition, the unaudited pro forma combined condensed statement of operations gives effect only to the adjustments set forth in the accompanying notes and does not reflect any restructuring, or any potential cost savings or other synergies that management expects to realize as a result of the merger.

2.    Adjustments to Unaudited Pro Forma Combined Condensed Financial Statements

The adjustments to the unaudited pro forma combined condensed balance sheet as of March 31, 2002 and the pro forma combined condensed statement of operations for the three months ended March 31, 2002 in connection with the merger are presented below:

(A)  The fair values of Accelerated Networks’ assets and liabilities have been estimated for the purpose of allocating the purchase price of the deemed acquisition of Accelerated Networks and determining the pro forma effect of the acquisition on the combined financial statements. The fair values of the Accelerated Networks tangible and intangible assets acquired and liabilities assumed have been estimated as follows:

Total fair value of assets assumed:
Total assets at March 31, 2002	$35,865
Less liabilities assumed at March 31, 2002	(4,757)
Fair value adjustments:
Idle facility commitments	(90)
Accrued acquisition-related costs	(1,460)

Total fair value adjustments to accounts payable and accrued expenses	(1,550)

Total fair value of liabilities assumed	(6,307)

Fair value of net assets	29,558
Less negative goodwill adjustment to property and equipment, net	(6,147)
Less negative goodwill	(1,307)
Purchase price	$22,104

See Note 1 for the deemed fair values of Accelerated Networks common stock, options and warrants assumed.

In the above preliminary purchase price allocation, the fair values of the tangible assets acquired and liabilities assumed exceeded the purchase price of Accelerated Networks. In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”), preliminary negative goodwill was allocated first to reduce noncurrent assets of $6,147, resulting in negative goodwill of $1,307. The actual negative goodwill, if any, which will be calculated at the completion of the merger transaction, will be recorded as an extraordinary gain in the reported post-merger results of operations of the combined organization.

(B)  This adjustment of $10,000 is to reflect the estimated gross proceeds to Occam CA from the issuance of its series C preferred stock, which was issued and converted to common stock immediately prior to completion of the merger. Accelerated Networks and Occam CA are aware that the sale of 5,900 shares of Occam CA series C preferred stock to 18 current Occam CA stockholders may have been in violation of Section 5 of the Securities Act of 1933, as amended. If such a violation did in fact occur, the stockholders who purchased these shares will have a right to rescind their purchases. In the event a stockholder successfully asserts a rescission right, the combined organization would be obligated to repurchase the Accelerated Networks common stock into which that stockholder’s Occam CA series C preferred stock had been converted in connection with the merger for the full price paid for the Occam CA series C preferred stock purchased by such stockholder, plus interest. The combined organization may thus have a contingent liability to the Occam CA series C preferred stock investors in the aggregate amount of approximately $10,000, plus interest. The Securities Act requires that any claim brought for a violation of Section 5 be brought within one year of the violation. Until this one year period elapses, the amount paid for these shares will be presented on the consolidated balance sheet of the combined organization outside of the total stockholders’ equity. If a claim or claims are brought for a violation of Section 5 by any of the investors in the Occam CA series C preferred stock prior to the expiration of the one year period, the amount paid for those shares represented by such claims will be presented on the consolidated balance sheet of the combined organization outside of the total stockholders’ equity until a final disposition of the claim or claims.

(C)  Adjustments to common stock are as follows:

Conversion of Occam common stock into Accelerated Networks common stock and reclassification of amounts into common stock at par and additional paid-in capital (Note E)	$(10,671)
Issuance of 90,928 shares of Accelerated Networks common stock, at $0.001 par value (Note 3)	91

$(10,580)

(D)  This adjustment of $37,699 is to reflect the conversion of Occam CA preferred stock into Accelerated Networks common stock and reclassification of amounts into common stock at par and additional paid-in capital (Note E).

(E)  Adjustments to additional paid-in capital are as follows:

Conversion of Occam common stock into Accelerated Networks common stock (Note C)	$10,671
Conversion of Occam preferred stock into Accelerated Networks common stock (Note D)	37,699
Valuation of Accelerated Networks common stock outstanding (50,900 shares at May 14, 2002) at $0.3879 per share (Note 1)	19,743
$0.001 par value of post-merger estimated common stock outstanding (141,827 shares at May 14, 2002)	(142)
Fair value of Occam warrants (Note K)	(255)
Fair value of Accelerated Networks outstanding options and warrants to be assumed (Note 1)	1,272
Elimination of Accelerated Networks additional paid-in capital	(175,600)

$(106,612)

(F)  This adjustment is to eliminate the balance due under the note payable from Occam CA to Accelerated Networks ($2,000), Accelerated Networks’ deferred compensation ($539) and cumulative foreign currency translation adjustment ($137) balances, in accordance with the purchase method of accounting.

(G)  Adjustments to accumulated deficit are as follows:

Elimination of Accelerated Networks’ accumulated deficit	$143,867
Impact of negative goodwill on accumulated deficit recorded as an extraordinary gain (Note 2)	1,307

$145,174

(H)  This adjustment is to charge Occam CA’s estimated transaction costs related to the merger to accumulated deficit as a component of negative goodwill. Of these costs, $757 was incurred through March 31, 2002 and classified as a component of prepaid expenses and other current assets as of March 31, 2002 in Occam CA’s historical balance sheet. In addition, $332 is expected to be incurred during the 2002 fiscal year and has been recorded as an adjustment to accounts payable and accrued expenses (Note 1).

(I)  This adjustment represents the reversal of depreciation expense included in Accelerated Networks’ statement of operations. This adjustment results from the write-down of property and equipment attributed to the allocation of negative goodwill to reduce noncurrent assets, in accordance with SFAS No. 141 (Note 2).

(J)  This adjustment is to record as a debt issuance cost in prepaid and other current assets approximately $178 related to a portion of the warrants to acquire 1,250 shares of Occam CA common stock (the fair value of which is calculated using the Black-Scholes valuation model with the following assumptions: risk free interest rate of 5%, a volatility factor of 50%, a contractual life of four years and no dividend yield), issuable in connection with the $10 million financing commitment. The warrants were issued and became exercisable upon completion of the merger.

(K)  This adjustment is to record the $254 fair value of a warrant to acquire 300 shares of Occam CA series C preferred stock and a portion of the value of warrant to acquire 1,250 shares of Occam CA series C preferred stock (calculated using the Black-Scholes valuation model with the following assumptions: risk free interest rate of 5%, a volatility factor of 50%, a contractual life of four years and no dividend yield) were issued and became exercisable upon completion of the merger (Note E). The fair value of the warrants has been recorded as non-cash issuance costs relating to Occam CA’s issuance of the series C preferred stock (Note B).

3.    Pro Forma Net Loss Per Share and Common Shares Outstanding

The pro forma basic and diluted net loss per share is computed by dividing the pro forma net loss by the pro forma basic and diluted weighted average number of shares outstanding, assuming Occam CA and Accelerated Networks had merged at the beginning of the earliest period presented. The pro forma basic and diluted weighted average number of shares outstanding includes the assumed conversion of Occam CA’s preferred stock to common stock immediately prior to the completion of the merger. The pro forma weighted basic and diluted average number of shares outstanding, and required pro forma adjustment to the weighted shares outstanding, are calculated as follows for the three months ended March 31, 2002:

Basic and Diluted
Pro Forma Net Loss Per Share
For the year ended March 31, 2002:
Occam weighted-average common shares	3,719
Occam weighted-average preferred shares	25,116

Occam weighted-average shares	28,835

Multiplied by estimated exchange ratio(a)	2.037

Equivalent Accelerated Networks shares	58,737
Add Accelerated Networks weighted-average shares	50,787

Pro forma combined weighted-average shares outstanding	109,524

Pro Forma Common Shares Outstanding
The adjustment to pro forma common shares outstanding at March 31, 2002, is calculated as follows:
Occam common shares outstanding	7,018
Occam series A preferred shares outstanding	6,975
Occam series B preferred shares outstanding	18,141

Pro forma historical Occam shares outstanding	32,134
Capital share issuances at merger closing:
Occam series B preferred shares converted into series B-1 preferred shares(b)	(17,159)
Occam series B-1 preferred shares outstanding(b)	24,308
Occam series C preferred shares outstanding(b)	5,900

13,049
Occam shares outstanding	45,183
Multiplied by estimated exchange ratio(a)	2.037

Equivalent Accelerated Networks shares	92,038
Add Accelerated Networks shares outstanding	50,900

Pro forma combined shares outstanding	142,938
Less combined shares outstanding before exchange ratio effect	83,034

Required pro forma adjustment to shares outstanding	59,904

(a)
Upon completion of the merger, each share of Occam CA common stock was converted into the right to receive a number of shares of Accelerated Networks common stock based on the exchange ratio determined in accordance with the merger agreement. Based on the capitalization of Accelerated Networks and Occam CA as of May 14, 2002, the exchange ratio was 2.037.

(b)
Occam CA’s articles of incorporation contained “pay-to-play” provisions whereby all shares of series B preferred stock held by any investor who purchased its pro-rata shares of the series C preferred stock and agreed to loan Occam CA at least its proportional share of certain debt financing or purchased 150% of its pro-rata share of the series C preferred stock would be converted into series B-1 preferred stock. The terms of the series B-1 preferred stock were identical to the terms of the series B preferred stock except that the series B-1 preferred stock converted into common stock at a ratio of 1:1.4167. Immediately prior to the completion of the merger, 17,159 shares of series B preferred stock were converted into series B-1 preferred stock and 24,308 shares of Occam CA common stock were issued upon the conversion of series B-1 preferred stock.

(c)
Immediately prior to the completion of the merger, Occam CA issued approximately 5,900 shares of series C preferred stock to certain current investors in an aggregate amount equal to at least $10,000, and converted the series B preferred stock of those investors who satisfied the pay-to-play provisions into series B-1 preferred stock as discussed in (b) above.

4.    Limitations on Net Operating Loss Carryforwards

Although the tax net operating loss carryforwards for Occam CA are subject to limitation by the change in ownership provisions of Internal Revenue Code Section 382, it is anticipated that the limitation will not adversely impact the combined organization’s ability to utilize such losses against future taxable income. The Registrant’s tax net operating loss carryforwards will also be subject to limitation under such change in ownership provisions and, as a result, a substantial portion of its net operating loss carryforwards will not be available to be utilized against future taxable income of the combined organization.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2002

OCCAM NETWORKS, INC.

By:	/s/ Howard Bailey
Howard Bailey Chief Financial Officer (Principal Financial And Accounting Officer)